[•], 2025
Board of Trustees
ALPS Series Trust
1290 Broadway, Suite 1000
Denver, Colorado 80203

Board of Trustees
Manager Directed Portfolios
615 East Michigan Street
Milwaukee, Wisconsin 53202
Ladies and Gentlemen:
We have been requested to render this opinion concerning certain U.S. federal income tax consequences in connection with the proposed acquisition of all of the assets of Seven Canyon Strategic Global Fund and all of the assets of Seven Canyons World Innovators Fund (each a “Target Fund” and together the “Target Funds”), each a series of ALPS Series Trust, a Delaware statutory trust (“AST”), by Hood River International Opportunity Fund (the “Acquiring Fund”), a series of Manager Directed Portfolios, a statutory trust organized under the laws of Delaware (“MDP”). The foregoing transfer of each Target Fund’s assets is in exchange solely for the corresponding class of shares of the Acquiring Fund (the “Acquiring Fund Shares”), of equal value to the net assets of the Target Fund being acquired and the assumption by the Acquiring Fund of all of the Assumed Liabilities of each Target Fund. Each Target Fund will then distribute the Acquiring Fund Shares pro rata to the Target Fund shareholders of record of such Target Fund (“Target Fund Shareholders”) in exchange for their shares of such Target Fund (the “Target Fund Shares”) in complete liquidation and termination of such Target Fund.
Collectively, with respect to each Target Fund, the transfer of all the Target Fund’s assets in exchange for the Acquiring Fund’s assumption of all the Assumed Liabilities of the Target Fund and the Acquiring Fund’s delivery of the corresponding class of the Acquiring Fund Shares to the Target Fund, followed by the distribution of each corresponding class of the Acquiring Fund Shares to such Target Fund Shareholders in complete liquidation and termination of such

Board of Trustees
ALPS Series Trust
Board of Trustees
Manager Directed Portfolios
[•], 2025

Target Fund, is referred to as a “Reorganization,” and together, the “Reorganizations.” Each class of the Target Funds has a corresponding class of the Acquiring Fund as listed below:
Corresponding Classes Table

Target Funds – Target Classes	Acquiring Fund – Acquiring Class
Seven Canyons World Innovators Fund – Investor Class	Hood River International Opportunity Fund – Investor Class
Seven Canyons World Innovators Fund – Institutional Class	Hood River International Opportunity Fund – Institutional Class
Seven Canyons Strategic Global Fund – Investor Class	Hood River International Opportunity Fund – Investor Class
Each Reorganization will be consummated in accordance with that certain Agreement and Plan of Reorganization dated as of [•], 2024 (the “Agreement”) entered into by and among (1) AST, on behalf of each of the Target Funds, (2) MDP, on behalf of the Acquiring Fund, (3) solely for the purposes of paragraphs 1.7, 3.8, 6.8, 12.1 and 14.1 to 14.4 of the Agreement, as applicable, Hood River Capital Management LLC, a Delaware limited liability company (“Hood River”) and Seven Canyons Advisors, LLC, a Delaware limited liability company (“Seven Canyons”). Except as otherwise provided, capitalized terms referred to herein have the meanings as set forth in the Agreement.
We have acted as counsel to MDP with respect to each Reorganization. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, including on the anticipated Closing Date, of the statements, covenants, conditions, representations, and warranties contained in the following documents, including all schedules and exhibits thereto:
1.The Agreement;
2.The Registration Statement on Form N-14 of the Company as filed with the Securities and Exchange Commission on [•] (the “Registration Statement”), and the definitive Combined Proxy Statement/Prospectus and Statement of Additional Information as filed pursuant to Rule 497 under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on [•];

Board of Trustees
ALPS Series Trust
Board of Trustees
Manager Directed Portfolios
[•], 2025

3.Officer Certificate of AST, for itself, and on behalf of each Target Fund;
4.Officer Certificate of MDP, for itself, and on behalf of the Acquiring Fund; and
5.Such other instruments and documents related to the formation, organization, and operation of the Target Funds and the Acquiring Fund or the consummation of the Reorganizations and the transactions contemplated thereby as we have deemed necessary or appropriate.
In connection with rendering this opinion, we have assumed the following (and are relying thereon, without any independent investigation or review thereof):
1.That original documents, including signatures, are authentic, that documents submitted to us as copies conform to the original documents or the forms thereof submitted for signature, and that there has been due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;
2.That any representation or statement made “to the knowledge of” or otherwise similarly qualified is correct without such qualification; and
3.That each Reorganization will be consummated pursuant to the Agreement in accordance with the terms thereof and without waiver or breach of any material provision thereof.
Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations, and qualifications set forth herein, we are of the opinion that for federal income tax purposes with respect to each Reorganization of a Target Fund into the Acquiring Fund:
1.The Reorganization will constitute a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and the Target Fund and the Acquiring Fund each will be a “party to a reorganization” within the meaning of Section 368(b) of the Code;
2.In accordance with Sections 361(a) and 357(a) of the Code, no gain or loss will be recognized by the Target Fund upon the transfer of all of the Target Fund Assets to the Acquiring Fund in exchange solely for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Assumed Liabilities of the Target Fund, and in accordance with Section 361(c) of the Code, no gain or loss will be recognized by the Target Fund upon the distribution (whether actual or constructive) of the Acquiring Fund Shares to the Target Fund Shareholders in exchange for their Target Fund Shares in complete liquidation of the Target Fund pursuant to the Reorganization;

Board of Trustees
ALPS Series Trust
Board of Trustees
Manager Directed Portfolios
[•], 2025

3.In accordance with Section 1032 of the Code, no gain or loss will be recognized by the Acquiring Fund upon its receipt of the Target Fund Assets solely in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of all the Assumed Liabilities of the Target Fund as part of the Reorganization;
4.In accordance with Section 354(a)(1) of the Code, no gain or loss will be recognized by the Target Fund Shareholders upon the receipt of the Acquiring Fund Shares solely in exchange for their Target Fund Shares as part of the Reorganization (including fractional shares to which they may be entitled);
5.In accordance with Section 358 of the Code, the aggregate tax basis of the Acquiring Fund Shares received by each Target Fund Shareholder pursuant to the Reorganization (including fractional shares to which such Target Fund Shareholder may be entitled) will be equal to the aggregate tax basis of the Target Fund Shares exchanged therefor by such Target Fund Shareholder immediately prior to the Reorganization;
6.In accordance with Section 1223 of the Code, the holding period of the Acquiring Fund Shares received by each Target Fund Shareholder (including fractional shares to which such Target Fund Shareholder may be entitled) will include the period during which the Target Fund Shares surrendered in exchange therefor were held by such Target Fund Shareholder, provided that the Target Fund Shares were held as a capital asset in the hands of such Target Fund Shareholder on the Closing Date;
7.In accordance with Section 362(b) of the Code, the tax basis of each Target Fund Asset acquired by the Acquiring Fund in the Reorganization will be the same as the tax basis of such Target Fund Asset in the hands of the Target Fund immediately prior to the transfer thereof;
8.In accordance with Section 1223 of the Code, the holding period of each Target Fund Asset acquired by the Acquiring Fund in the Reorganization will include the period during which that Target Fund Asset was held by the Target Fund immediately prior to the Reorganization;
With respect to each Reorganization, we express no opinion as to whether any gain or loss will be recognized (1) on Target Fund Assets in which gain or loss recognition is required by the Code even if the transaction otherwise constitutes a nontaxable transaction, (2) on “Section 1256 contracts” as defined in Section 1256(b) of the Code, (3) on stock in a “passive foreign investment company” as defined in Section 1297(a) of the Code, (4) as a result of the closing of a taxable year (or a termination thereof) of the Target Fund due to the occurrence of an event other than the Reorganization if otherwise applicable, (5) upon termination of a position, or (6) upon the redemption of fractional shares of the Target Fund prior to the Reorganization. In addition,

Board of Trustees
ALPS Series Trust
Board of Trustees
Manager Directed Portfolios
[•], 2025

no opinion will be expressed as to any other federal, estate, gift, state, local, or foreign tax consequences that may result from the Reorganization.
In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations, and qualifications set forth below:
1.    Our opinion with respect to an issue represents our best judgment as to the outcome on the merits with respect to such issue, is not binding upon the Internal Revenue Service (“IRS”) or the courts and is not a guarantee that the IRS will not assert a contrary position with respect to an issue, or that a court will not sustain such a position if asserted by the IRS. No ruling has been or will be requested from the IRS concerning the federal income tax consequences of the Reorganization. Future legislative, judicial, or administrative changes, on either a prospective or retroactive basis, may adversely affect the accuracy of the opinion expressed herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws. In addition, some issues under existing law that could significantly affect our opinion have not yet been addressed authoritatively by the IRS or the courts, and our opinion is not binding on the IRS or the courts. Hence, there can be no assurance that the IRS will not challenge, or that the courts will agree with, our conclusion.
2.    Our opinion concerning certain U.S. federal income tax consequences of the Reorganizations is limited to the specific federal income tax consequences presented above. No opinion is expressed as to any transactions other than the Reorganizations, including any transactions undertaken in connection with the Reorganizations. In addition, this opinion does not address any other U.S. federal, estate, gift, state, local, or foreign tax consequences that may result from the Reorganizations.
3.    Our opinion is void and may not be relied upon if (a) any of the transactions described in the Agreement are not consummated in accordance with the terms thereof and without waiver or breach of any material provision thereof, or (b) any of the representations, warranties, covenants, conditions, statements, and assumptions upon which we relied are not materially true and accurate at all relevant times.
This opinion is being delivered solely for the purpose of satisfying the requirements set forth in paragraph 9.5 of the Agreement. Our opinion is being rendered to AST and its Board of Trustees and MDP and its Board of Trustees, and may be relied upon only by AST and its Board of Trustees, MDP and its Board of Trustees, and the Shareholders of the Target Funds and the

Board of Trustees
ALPS Series Trust
Board of Trustees
Manager Directed Portfolios
[•], 2025

Acquiring Fund, it being understood that we are not thereby establishing an attorney-client relationship with any shareholder.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement to be filed with the SEC and to the use of our name in the Registration Statement. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.
Very truly yours,

GODFREY & KAHN, S.C.